Farber Hass Hurley LLP

Certified Public Accountants

9301 Oakdale Avenue, Suite 230
Chatsworth, CA 91311
www.fhhcpas.com

Telephone: (818) 895-1943
Facsimile: (818) 727-7700

January 13, 2020

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K dated January 13, 2020 of Solei Systems, Inc. and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Yours truly,

/s/ Farber Hass Hurley LLP